                          SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy         [ ]  Confidential, for use of  the
     Statement                      commission      only      (as
                                    permitted   by   Rule    14a-
                                    6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or rule  14a-
     12

                        INTEL CORPORATION
                 -------------------------------
        (Name of Registrant as Specified in Its Charter)

                 -------------------------------
(Name  of  Person(s)  Filing  Proxy  Statement,  if  other   than
Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

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     6(I)(1) and 0-11

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          applies:
                 -------------------------------
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          applies:
                 -------------------------------
     (3)  Per   unit   price   or  other  underlying   value   of
          transaction computed pursuant to Exchange Act  Rule  0-
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          filing   for   which  the  offsetting  fee   was   paid
          previously.    Identify   the   previous   filing    by
          registration statement number, or the form or  schedule
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

INTEL CORPORATION
2200 Mission College Blvd.
P. O. Box 58119
Santa Clara, CA  95052-8119
(408) 765-8080

[INTEL LOGO]

Dear Stockholder:

Intel's 1999 Annual Meeting of Stockholders will be held on May 19, 1999 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attending either in person or by proxy. The Notice of Annual Meeting, the Proxy Statement and the Proxy Card from the Board of Directors are enclosed. The materials provide further information concerning the Annual Meeting. Stockholders may access the Notice of Annual Meeting and the Proxy Statement via the Internet at the Internet Web site address indicated on the Proxy Card. Some of our stockholders will be accessing these materials and voting via the Internet and will not be receiving a paper Proxy Card by mail.

At this year's Annual Meeting, the agenda includes the annual election of directors and a proposal to ratify the appointment of our independent auditing firm. The Board of Directors recommends that you vote FOR the election of the slate of nominees for
directors  and  FOR  ratification  of  the  appointment  of   the
independent auditors.

Arthur Rock, one of our founding directors (since 1968), will not be standing for re-election. Arthur has provided Intel with invaluable assistance for 30 years. He was the Company's first Chairman of the Board from 1970 (when the position was created) to 1975. He has been active on all of the Board's committees, and has served as the Lead Independent Director and as the Chairman of the Executive, Audit & Finance and Corporate Governance Committees. We will still look to his wise counsel in his new position as Director Emeritus. At the same time, we have recently welcomed David S. Pottruck to the Board as a new director. David is President and Co-Chief Executive Officer of The Charles Schwab Corporation, and he is appearing on our slate of director nominees for the first time.

Please refer to the Proxy Statement for detailed information on each of the proposals. If you have any further questions concerning the Annual Meeting or any of the proposals, please contact Harris Trust and Savings Bank at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5125 (outside the U.S. and Canada, call collect), or speak with D. F. King & Co., our proxy solicitors, at (800) 487-4870 (within the U.S. and Canada) or
(212) 269-5550 (outside the U.S. and Canada, call collect).

Sincerely yours,

/s/Andrew S. Grove
Andrew S. Grove
Chairman of the Board

                          Notice of
                          1999
                          Annual Meeting
                          of Stockholders
                          and
                          Proxy Statement

[INTEL LOGO]

TABLE OF CONTENTS                                            Page

Notice of Annual Meeting of Stockholders

Proxy Statement

     Election of Directors (Proposal 1)........................ 2
     Board Committees and Meetings............................. 6
     Corporate Governance Guidelines and Policies.............. 7
     Directors' Compensation................................... 8
     Report of the Compensation Committee on  Executive
     Compensation.............................................. 9
     Compensation Committee Interlocks and Insider
     Participation............................................ 13
     Employment Contracts and Change of Control
     Arrangements............................................. 13
     Certain Relationships and Related Transactions........... 13
     Stock Price Performance Graph............................ 14
     Executive Compensation................................... 15
     Security Ownership of Certain Beneficial Owners
     and Management........................................... 18
     Ratification of Selection of Independent Auditors
     (Proposal 2)............................................. 20
     Other Matters............................................ 21
     Voting Via the Internet or By Telephone.................. 22
Communicating with the Company................................ 23
Directions to the Santa Clara Convention Center....... Back Cover

RETURN OF PROXY

      Please  complete,  sign, date and return  the  accompanying
Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

      The immediate return of your proxy will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, your Proxy Card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

      Instead of submitting your proxy vote with the paper Proxy Card, you may be able to vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

      The Annual Meeting will be held at 10:00 a.m., Pacific Daylight Time, on May 19, 1999 at the Santa Clara Convention Center, Santa Clara, California, located at the corner of Great America Parkway and Tasman Drive. A map to the Convention Center is printed on the back cover of this Proxy Statement. Signs will direct you to the conference room where the Annual Meeting will be held. Please note that the doors to the meeting room at the Convention Center will not open for admission until 9:30 a.m.

      If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the Annual Meeting in order to vote.

                          [INTEL LOGO]
                        INTEL CORPORATION
            Notice of Annual Meeting of Stockholders
                          May 19, 1999
                10:00 a.m., Pacific Daylight Time

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Intel Corporation ("Intel" or the "Company") which will be held on May 19, 1999 at the Santa Clara Convention Center, Santa Clara, California, at 10:00 a.m., Pacific Daylight Time. A map to the location appears on the back cover of the Proxy Statement. The Annual Meeting is being held for the following purposes:

1.  To  elect a Board of Directors to hold office until the  next
    Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

2.  To  ratify the appointment of the accounting firm of Ernst  &
    Young LLP as independent auditors for the Company for the current year.

3.  To  transact such other business as may properly come  before
    the   Annual  Meeting  or  any  adjournment  or  postponement
    thereof.

      These items are fully discussed in the following pages, which are made part of this Notice. Only stockholders of record on the books of the Company at the close of business on March 22, 1999 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available for inspection at the offices of Intel, 2200 Mission College Blvd., Santa Clara, California 95052-8119, for 10 days prior to the Annual Meeting.

      Stockholders are requested to complete, date, sign and return the Proxy Card as promptly as possible. Stockholders with shares registered directly with the Company's transfer agent, Harris Trust and Savings Bank ("Harris Bank"), may choose to vote those shares via the Internet at Harris Bank's voting Web site (www.harrisbank.com/wproxy), or they may vote telephonically, within the U.S. and Canada only, by calling Harris Bank at (888) 266-6795 (toll-free). Stockholders holding Intel shares with a broker or bank may also be eligible to vote via the Internet or to vote telephonically if their broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your Intel shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details. Submitting your proxy with the Proxy Card or via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

                          THE BOARD OF DIRECTORS


                          /s/F. THOMAS DUNLAP, JR.
                     By:  F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
April 6, 1999

DOORS WILL OPEN AT 9:30 a.m.

First  mailed to stockholders and made available on the  Internet
(www.intc.com) on or about April 6, 1999

                          [INTEL LOGO]
                        INTEL CORPORATION
                 2200 Mission College Boulevard
               Santa Clara, California  95052-8119
                         PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Intel Corporation ("Intel" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Santa Clara Convention Center, Santa Clara, California, on Wednesday, May 19, 1999, at 10:00 a.m., Pacific Daylight Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

Voting and Revocability of Proxies

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of auditors. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting or by giving a later dated proxy.

      If you are a participant in the Company's 401(k) Savings Plan, the proxy represents the number of shares in your plan account as well as other shares registered in your name. For those shares in your plan account, the proxy will serve as a voting instruction for the trustee of the plan. If voting instructions are not received by the trustee for shares in your plan account, the trustee will not be able to vote those shares on your behalf.

      Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The 11 candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date and Share Ownership

      Only stockholders of record on the books of the Company at the close of business on March 22, 1999 will be entitled to vote at the Annual Meeting. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum.

      On January 27, 1999, Intel's Board of Directors declared a two-for-one stock split in the form of a special stock distribution payable on April 11, 1999 to stockholders of record on March 23, 1999. Data regarding shares of Common Stock and per share amounts in this Proxy Statement has been adjusted to reflect the stock split. As of the close of business on February 26, 1999, there were 3,324,680,452 shares of Common Stock outstanding, as adjusted for the stock split.

ELECTION OF DIRECTORS (Proposal 1)

      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. Each of the current directors has been nominated for election to the Board of Directors except Arthur Rock, a director for 30 years, who is not standing for re-election. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next Annual Meeting of Stockholders following the 1999 Annual Meeting or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Craig R. Barrett             Craig R. Barrett has been President
59 Years Old                 of the Company since May 1997,
Director Since 1992          Chief Executive Officer since May
President and Chief          1998 and a director of Intel since
Executive Officer of         1992. Dr. Barrett joined the
the Company                  Company in 1975. In 1984 he was
                             elected Vice President, and in 1985
                             he became Vice President and
[PHOTO APPEARS HERE]         General Manager of the Components
                             Technology and Manufacturing Group.
                             Dr. Barrett became a Senior Vice
                             President in 1987 and General
                             Manager of the Microcomputer
                             Components Group in 1989. Dr.
                             Barrett was an Executive Vice
                             President from 1990 to 1997, and he
                             was Chief Operating Officer from
                             1993 to 1998. Dr. Barrett is also a
                             director of Komag, Incorporated and
                             U.S. West, Inc., and a member of
                             the National Academy of
                             Engineering.

John P. Browne               John P. Browne has been a director
51 Years Old                 of Intel since 1997. He has been a
Director Since 1997          Managing Director since 1991 and
Group Chief Executive        Group Chief Executive since 1995 of
of BP Amoco p.l.c.           BP Amoco p.l.c. (formerly The
                             British Petroleum Company p.l.c.).
                             John Browne is also a director of
PHOTO APPEARS HERE           SmithKline Beecham, a member of the
                             Supervisory Board of
                             DaimlerChrysler AG and a Trustee of
                             the British Museum. He is a Fellow
                             of the Royal Academy of Engineering
                             in the United Kingdom, a Fellow of
                             the Institute of Mining and
                             Metallurgy, a Fellow of the
                             Institute of Physics, an Honorary
                             Fellow of the Institute of Chemical
                             Engineers and an Honorary Fellow of
                             St. John's College, Cambridge. He
                             is also Emeritus Chairman of the
                             Advisory Board of the Graduate
                             School of Business, Stanford
                             University, a trustee of The
                             Conference Board, Inc. and a Vice
                             President and Member of the Board
                             of the Prince of Wales Business
                             Leaders Forum.

Winston H. Chen              Winston H. Chen has been a director
57 Years Old                 of Intel since 1993. He is Chairman
Director Since 1993          of Paramitas Foundation, a
Chairman of Paramitas        charitable foundation. Between 1978
Foundation                   and 1994, he held several
                             positions, including President,
                             Chief Executive Officer and
PHOTO APPEARS HERE           Chairman of the Board of Directors,
                             at Solectron Corporation, an
                             electronics contract manufacturer
                             in Milpitas, California. Dr. Chen
                             continues as a director of
                             Solectron. He is also a director of
                             Edison International and a member
                             of the Board of Trustees of Santa
                             Clara University and the Board of
                             Trustees of Stanford University.

Andrew S. Grove              Andrew S. Grove has been a director
62 Years Old                 of Intel since 1974 and Chairman of
Director Since 1974          the Board since May 1997. Dr. Grove
Chairman of the Board        participated in founding the
of the Company               Company in 1968 and served as Vice
                             President and Director of
                             Operations through 1974. He became
PHOTO APPEARS HERE           Executive Vice President in 1975
                             and was Chief Operating Officer
                             from 1976 to 1987. He was President
                             from 1979 to 1997 and Chief
                             Executive Officer from 1987 to May
                             1998. Dr. Grove is a part-time
                             Lecturer at the Graduate School of
                             Business, Stanford University. He
                             is a director of CaP CURE and the
                             International Rescue Committee. He
                             is also a member of the National
                             Academy of Engineering and a Fellow
                             of the Institute of Electrical and
                             Electronic Engineers ("IEEE").

D. James Guzy                D. James Guzy has been a director
63 Years Old                 of Intel since 1969 and is Chairman
Director Since 1969          of the Nominating Committee of the
Chairman of Arbor            Board of Directors. Since 1969, he
Company                      has been Chairman of Arbor Company,
                             a limited partnership engaged in
                             the electronics and computer
PHOTO APPEARS HERE           industry. Mr. Guzy is also a
                             director of Cirrus Logic, Inc.;
                             Micro Component Technology, Inc.;
                             Novellus Systems, Inc.; Davis
                             Selected Group of Mutual Funds; and
                             Alliance Capital Management
                             Technology Fund;  and he is
                             Chairman, President and Chief
                             Executive Officer of SRC Computers
                             Inc.

Gordon E. Moore              Gordon E. Moore has been a director
70 Years Old                 of Intel since 1968 and Chairman
Director Since 1968          Emeritus of the Board since May
Chairman Emeritus of         1997. Dr. Moore co-founded the
the Board of the             Company in 1968 and has served on
Company                      the Board since that time. Prior to
                             1975, he served as Executive Vice
                             President. Between 1975 and 1979,
PHOTO APPEARS HERE           Dr. Moore served as President, and
                             between 1975 and 1987 he served as
                             Chief Executive Officer of the
                             Company. Dr. Moore served as
                             Chairman of the Board from 1979 to
                             1997. Currently, Dr. Moore is also
                             a director of Gilead Sciences, Inc.
                             and Transamerica Corporation. He is
                             also Chairman of the Board of
                             Trustees of the California
                             Institute of Technology, a member
                             of the National Academy of
                             Engineering, a Fellow of the IEEE
                             and a member of the Board of
                             Directors of Conservation
                             International.

David S. Pottruck            David S. Pottruck was elected to
50 Years Old                 the Board of Directors of the
Director Since 1998          Company in December 1998. Mr.
President and Co-Chief       Pottruck is the President and Co-
Executive Officer of         Chief Executive Officer of The
The Charles Schwab           Charles Schwab Corporation. Mr.
Corporation                  Pottruck is also a director of
                             McKesson Corporation, Preview
                             Travel, Inc., Bay Area Sports
PHOTO APPEARS HERE           Organizing Committee and the U.S.
                             Ski and Snowboard Team Foundation.
                             He is a trustee of the University
                             of Pennsylvania.

Jane E. Shaw                 Jane E. Shaw has been a director of
60 Years Old                 Intel since 1993. Dr. Shaw is
Director Since 1993          Chairman and Chief Executive
Chairman and Chief           Officer of AeroGen, Inc., a private
Executive Officer of         company specializing in controlled
AeroGen, Inc.                delivery of drugs to the lungs. She
                             founded The Stable Network, a
                             biopharmaceutical consulting
PHOTO APPEARS HERE           company, in 1995. She was President
                             and Chief Operating Officer of ALZA
                             Corporation, a drug delivery
                             company, from 1987 to 1994. Dr.
                             Shaw is currently a director of
                             Aviron, McKesson Corporation, Boise
                             Cascade Corporation and Point
                             Biomedical Corporation, and
                             Chairman of the Board of
                             IntraBiotics Pharmaceuticals, a
                             privately held developer of
                             antimicrobial drugs.

Leslie L. Vadasz             Leslie L. Vadasz has been a
62 Years Old                 director of Intel since 1988 and
Director Since 1988          became Senior Vice President,
Senior Vice President,       Director of Corporate Business
Director of Corporate        Development, in 1991. Mr. Vadasz
Business Development of      joined the Company in 1968 when it
the Company                  was founded and became Director of
                             Engineering in 1972. In 1975 he was
                             elected Vice President, and in 1976
PHOTO APPEARS HERE           he became Assistant General Manager
                             of the Microcomputer Division. From
                             1977 to 1979, he was Vice
                             President, General Manager of the
                             Microcomputer Components Division.
                             Mr. Vadasz became a Senior Vice
                             President in 1979 and served as
                             Director of Corporate Strategic
                             Staff from 1979 to 1986. From 1986
                             to 1990, he was Senior Vice
                             President, General Manager, and
                             then President of the Systems
                             Group. He is a Fellow of the IEEE.

David B. Yoffie              David B. Yoffie has been a director
44 Years Old                 of Intel since 1989. He is Chairman
Director Since 1989          of the Compensation Committee of
Professor of                 the Board of Directors. He has been
International Business       Professor of Business
Administration, Harvard      Administration at the Harvard
Business School              Business School since 1990 and in
                             June 1993 was appointed to the
                             position of Max & Doris Starr
PHOTO APPEARS HERE           Professor of International Business
                             Administration. He was Associate
                             Professor of Business
                             Administration from 1985 to 1990
                             and has been on the Harvard
                             University faculty since 1981. He
                             is also a member of the Boards of
                             Directors of Bion, Inc. and the
                             National Bureau of Economic
                             Research.

Charles E. Young             Charles E. Young has been a
67 Years Old                 director of Intel since 1974. He is
Director Since 1974          Chancellor Emeritus of the
Chancellor Emeritus of       University of California at Los
the University of            Angeles. Dr. Young served as
California, Los Angeles      Chancellor of the University of
                             California at Los Angeles from 1968
                             to 1997. He is also Chairman of the
PHOTO APPEARS HERE           Board of Governors Foundation for
                             the International Exchange of
                             Scientific and Cultural Information
                             by Telecommunications, a member of
                             the National Committee on United
                             States-China Relations, Inc., a
                             director of Nicholas-Applegate
                             Fund, Inc., a trustee of Nicholas-
                             Applegate Mutual Funds, a director
                             of the Canada/United States
                             Fulbright Commission and a director
                             of University Net.

     Except as noted above, each of the nominees has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Retiring Director

Arthur Rock                  Arthur Rock has been a director of
72 Years Old                 Intel since its founding in 1968.
Director Since 1968          He is the Lead Independent Director
Venture Capitalist           and is Chairman of the Executive
                             Committee, the Audit & Finance
                             Committee and the Corporate
PHOTO APPEARS HERE           Governance Committee of the Board
                             of Directors. Mr. Rock is a
                             principal of Arthur Rock and
                             Company, a venture capital firm. He
                             is also a director of AirTouch
                             Communications, Inc. and Echelon
                             Corporation, a trustee of the
                             California Institute of Technology
                             and a member of the Board of
                             Governors of the National
                             Association of Securities Dealers.


Directors Emeriti

The following have been elected by the Board of Directors to act as Directors Emeriti. Directors Emeriti are eligible to attend Board and committee meetings, but they do not have voting rights. Upon Arthur Rock's retirement from the Board of Directors, the Board intends to elect Mr. Rock a Director Emeritus.

Richard Hodgson      Richard Hodgson is a self-employed
82 Years Old         industrialist and was a director of Intel
Director Emeritus    from 1974 to 1993. He was formerly a
Since 1993           Corporate Senior Vice President of
Self-Employed        International Telephone and Telegraph
Industrialist        Company, and had worldwide responsibility
                     for the Engineered Products Group. Mr.
                     Hodgson's term as Director Emeritus will end in May 1999.

Sanford Kaplan       Sanford Kaplan is a private investor and
82 Years Old         was a director of Intel from 1974 to 1993.
Director Emeritus    Mr. Kaplan retired from Xerox Corporation
Since 1993           in 1977 where he had served as a Senior
Private Investor     Vice President and director since 1969.
                     Prior to that time, Mr. Kaplan was a Senior
                     Vice President and director of Scientific
                     Data Systems, Inc., a mainframe computer manufacturer acquired by Xerox Corporation in 1969. Prior thereto, Mr. Kaplan was with Ford Motor Company for 15 years where he held various management positions. Mr.
                     Kaplan's term as Director Emeritus will end in May 1999.

Max Palevsky         Max Palevsky is a self-employed
74 Years Old         industrialist and was a director of Intel
Director Emeritus    from 1968 to 1997. He is a self-employed
Since1997            investor and serves as a director of Komag,
Self-Employed        Incorporated. In 1961, Mr. Palevsky founded
Industrialist        Scientific Data Systems, Inc., which was
                     acquired by Xerox Corporation in 1969, at which time he became a director and Chairman of the Executive Committee of Xerox Corporation. He retired as a director of Xerox Corporation in 1972.

BOARD COMMITTEES AND MEETINGS

      The Company currently has standing Executive, Audit & Finance, Nominating, Corporate Governance and Compensation Committees of the Board of Directors. Each of these committees has a written charter that has been approved by the Board. The members of the committees are identified in the following table.

                          Audit &  Nominat- Corporate    Compen-
Director     Executive    Finance  ing      Governance   sation
----------    --------   --------  --------  --------   --------
C. Barrett        X
J. Browne                    X                              X
W. Chen                      X         X         X
A. Grove          X
J. Guzy                      X       Chair       X
G. Moore          X
D. Pottruck
A. Rock*        Chair      Chair       X       Chair        X
J. Shaw                      X                              X
L. Vadasz
D. Yoffie                              X         X        Chair
C. Young                     X         X         X
* Retiring

      The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by Delaware law. The Executive Committee did not hold any formal meetings in 1998.

     The Audit & Finance Committee recommends for approval by the Board of Directors an independent firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed. The Audit & Finance Committee monitors the activities of the Company's internal and external auditors, including the audit scope, the external audit fees and the extent to which the independent auditors may be retained to perform advisory services. The Audit & Finance Committee also reviews the results of the internal and external audit work to assess the adequacy and appropriateness of the Company's financial and accounting controls. The Audit & Finance Committee reviews changes in accounting standards that impact the financial statements and obtains an explanation from management of all major events, including legal matters and tax audits that may have significant financial impact or are the subject of discussions with the independent auditor. In addition, the Audit & Finance Committee oversees the Company's internal compliance programs and considers various capital and investment matters. The Audit & Finance Committee held three meetings during 1998.

      The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held two meetings during 1998. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119.

      The Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Corporate Governance Committee also reviews and assesses the effectiveness of the Board's Guidelines on Significant Corporate Governance Issues and recommends to the Board proposed revisions thereto. The Corporate Governance Committee held one meeting during 1998.

      The Compensation Committee administers the Company's stock option plans, including the review and grant of stock options to officers and other employees under the Company's stock option plans. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee acted by written consent six times and met two times during 1998.

     The Board of Directors held seven meetings during 1998. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. No director attended less than 75% of all the meetings of the Board and those committees on which he or she served in 1998.

CORPORATE GOVERNANCE GUIDELINES AND POLICIES

The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues ("Corporate Governance Guidelines") and in 1997 established a Corporate Governance Committee to oversee the Corporate Governance Guidelines and to report and make recommendations to the Board concerning corporate governance matters. Among other matters, the Board's Corporate Governance Guidelines include the following:

1. A majority of the members of the Board of Directors are independent directors, as defined in the applicable rules for Nasdaq-traded issuers. Independent directors do not receive consulting, legal or other fees from the Company other than Board compensation.

2. Directors stand for re-election every year. Directors may not stand for re-election after age 72.

3.    Members of Board committees are appointed by the Board.

4.    The   Audit   &   Finance,  Nominating,  Compensation   and
      Corporate   Governance  Committees  consist   entirely   of
      independent directors.

5.    The  Board  has initiated a process whereby the  Board  and
      its   members  are  subject  to  periodic  evaluation   and
      assessment.

6. The Board annually reviews the Company's strategic long-range plan, business unit initiatives, capital projects and budget matters.

7. The Board has established the position of Lead Independent Director. Independent directors meet on a regular basis apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running these meetings.

8.    Succession   planning   and  management   development   are
      reported periodically by the Chief Executive Officer to the Board.

9.    The  Board evaluates the performance of the Chief Executive
      Officer and other senior management personnel at least annually.

10. Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. See "Report of the Compensation Committee on Executive Compensation" for additional information.

The Corporate Governance Guidelines are published on the Internet at the Company's Investor Relations Web site (www.intc.com).

DIRECTORS' COMPENSATION

     Directors who are Company employees receive no additional or special remuneration for serving as directors. In March 1998, non-employee director compensation was increased from $20,000 per year to $24,000 per year, payable in quarterly installments. Thus, non-employee directors serving for the entire year were paid $23,000 in 1998. In addition, non-employee directors receive a fee plus out-of-pocket expenses for each regular Board of Directors meeting attended. From January through March 1998, this fee was $2,000 per regular meeting attended. Effective April 1998, this fee was increased to $4,000 for each regular meeting attended. Non-employee directors also receive a fee of $500 for each special telephonic Board of Directors meeting attended. Mr. Rock received an additional $6,000 per year as Chairman of the Executive Committee.

     Non-employee directors are also granted stock options by the Company. In accordance with the Company's 1984 Stock Option Plan, option grants to non-employee directors may not exceed 20,000 shares per director per year, and the exercise price of the options must be equal to the fair market value on the date of grant. During 1998, each non-employee director (except Mr. Pottruck) was granted an option to purchase a total of 10,000 shares at an exercise price of $38.97 per share. Mr. Pottruck was granted an option to purchase 10,000 shares at an exercise price of $67.16 per share shortly after he joined the Board of Directors in December 1998. Non-employee director options are exercisable in full one year from the date of grant.

      In March 1998, the Board terminated its retirement program for non-employee directors. The retirement program provided a retirement benefit to any non-employee director who had at least 10 years of service or who retired after the age of 65 with at least five years of service. Previously retired non-employee directors were unaffected by the termination, and all non-employee directors serving at the time of termination were vested with the number of years served (regardless of whether they had met the previous vesting requirements). No further years of service will accrue for purposes of retirement benefits. Directors vested under the program receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement and continuing for the lesser of the number of years served as a non-employee director or the life of the director. In 1998, Messrs. Hodgson, Kaplan and Palevsky each was paid $23,000 under the program. Mr. Rock, upon his retirement as a director in May, will also receive payments under this program.

      In 1998, the Company adopted a deferred compensation plan for non-employee directors. Under this plan, non-employee directors may elect to defer up to 100% of their annual retainer, meeting fees and fees for acting as a committee chairman, and receive an investment return on the deferred funds as if the funds were invested in the Company's Common Stock. Non-employee directors participating in the plan may make irrevocable elections to receive the deferred funds in a lump sum or in equal annual installments over 5 years or 10 years, and to begin receiving distributions at retirement or at the earlier of retirement and a date specified at the time of the election, which cannot be less than 24 months from the election date. Deferred non-employee director compensation is an unsecured obligation of the Company. As of December 31, 1998, only Mr. Yoffie had elected to participate in the deferred compensation plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan (the "EOBP"). The Compensation Committee also reviews and approves various other Company compensation policies and matters, and administers the Company's stock option plans, including the review and approval of stock option grants to the executive officers of the Company.

General Compensation Philosophy

      The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders. The Company has several performance-based compensation programs in which the majority of Intel's employees are eligible to participate. Most Company employees not compensated on a commission basis participate in the Employee Bonus Program (the "EBP"). For the executive officers, participation in the EOBP is in lieu of participation in the EBP.

       Total cash compensation for the majority of Intel's employees, including its executive officers, consists of the following components:

-    Base salary;

- A cash bonus (either through the EBP or the EOBP) that is related to growth in earnings per share of the Company and is based on an individual bonus target for the performance period (see "Executive Officer Bonus Plan" for a discussion of the bonus plan covering executive officers); and

-    A cash bonus that is proportional to corporate profitability
     (see "Employee Cash Bonus Plan").

      Long-term incentive compensation is realized through the granting of stock options to most employees, including eligible executive officers. The Company has no other long-term incentive plans.

     In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), therefore allowing employees to profit when the value of the Company's stock increases over time.

Setting Executive Compensation

      In setting the base salary and individual bonus target amount (together referred to as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based companies that are considered generally comparable to the Company (a substantial majority of which companies are included in the Dow Jones Technology Index). While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the average salaries for comparable jobs in the marketplace. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance-based compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency relative to the 100 most highly paid employees of the Company.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The Company's 1984 and 1988 stock option plans and the EOBP are qualified so that awards under such plans constitute performance-based compensation not subject to
Section 162(m) of the Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Base Salary

      The Compensation Committee reviews the history of and proposals for the compensation package of each of the Company's executive officers, including BSBT and its base salary and performance-based compensation components. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual. In general, executive officers having the highest level and amount of responsibility have the lowest percentage of their BSBT as base salary and the highest percentage of their BSBT as their individual bonus target amount. For example, in 1998 the base salary for Dr. Barrett, the President and Chief Executive Officer, was 50% of his total BSBT. The other executives' base salaries (other than Dr. Moore's) were determined in the same manner, but the base salary segment as a percentage of their BSBT for 1998 ranged from 50% to 65% depending on their job responsibilities. Once fixed, base salary does not depend on the Company's performance. In 1998, Dr. Moore, the Company's Chairman Emeritus, elected to receive, in lieu of BSBT, compensation equal in amount to that paid to outside directors (as described under "Directors' Compensation").

      As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the average base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Thus, as set forth below, a large part of each executive officer's potential total cash compensation is dependent on the performance of the Company as measured through its performance-based compensation programs.

Performance-Based Compensation

Executive Officer Bonus Plan

      The EOBP is a cash-based incentive bonus program. The purpose of the EOBP is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on growth in diluted earnings per share ("EPS") of the Company.

      The EOBP provides for the determination of a maximum bonus amount which is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum annual limit of $5,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus target for the performance period and (ii) the numerical value of the Company's EPS for the performance period multiplied by a pre-established factor (the "multiplier") set by the Compensation Committee. For purposes of this formula, "EPS" means the greater of (x) the Company's operating income or (y) the Company's net income (adjusted to reflect any unusual income statement items), in each case per weighted average common share outstanding, assuming dilution during such performance period. Operating income does not include interest and other income earned by the Company, and does not include a deduction for interest expense and income taxes; as a result, the figure for operating income per share generally exceeds the figure for net income per share. The EPS data to be utilized in the calculations (and which is also used in the Company's published financial statements) is reviewed and approved by the Compensation Committee.

      In January 1998, the Compensation Committee established individual bonus targets ranging from $95,000 to $490,000 for each of the then executive officers except Dr. Moore (representing a range of 37% to 50% of BSBT), and set the multiplier as 2.14 for the 1998 performance period (as adjusted to reflect the April 1999 two-for-one stock split described under "Record Date and Share Ownership"). During this period, operating income per share of $2.38 exceeded net income per share of $1.77 and led to an EPS value, as defined, of $2.38 to be used in the formula for determining the maximum bonus amount.

     Under the EOBP, the Compensation Committee has discretion to reduce (but not to increase) an individual's actual bonus payment from the amount that would otherwise be payable under the above formula. In the past, the Compensation Committee has exercised its discretion to pay bonuses at amounts which were below the maximum amounts permitted under the EOBP. The EOBP does not specify the factors that the Compensation Committee evaluates in the exercise of its discretion to reduce bonus payments under the EOBP and does not require the Compensation Committee to make such a reduction. The EOBP generally requires that an executive officer be on the Company's payroll as of the last day of the performance period for which the bonus is payable in order to be eligible to receive payment of the bonus for such performance period.

      For the 1998 performance period, the Compensation Committee chose to exercise its discretion to reduce the bonus amounts paid under the EOBP to the amounts which would have been paid to the executive officers under the EBP. Bonus payments under the EBP are generally lower than the maximum bonuses payable under the EOBP, in part because the EBP formula utilizes the reported net income per share amount (adjusted to reflect any unusual income statement items), whereas the EPS utilized in the EOBP formula is based on the greater of operating income or net income as described above. The EBP formula also takes into account whether certain business group objectives have been met over the performance period. For example, for 1998, business group objectives considered in determining the bonus payments under the EBP included financial and non-financial goals such as sales, customer satisfaction, productivity measures, cost reduction and employee training. The particular goals are set each year and vary from year to year. In determining bonuses payable to the executive officers with responsibility for overall performance of the Company, such as the Chairman of the Board and the Chief Executive Officer, the Compensation Committee took into account the corporate average score on achievement of business objectives. For those executive officers with specific responsibility for a particular business group, achievement scores were based on either the individual business group's score or a combination of the group's score and the corporate average score.

Employee Cash Bonus Plan

      The Employee Cash Bonus Plan (the "ECBP") is a profit-sharing program that offers cash rewards to employees, including executive officers, based on corporate profitability. Twice a year, eligible employees receive .55 day's pay (calculated based on eligible earnings for the six-month period, including one-half of EBP or EOBP bonus targets as applicable) for every two percentage points of corporate pretax profit as a percentage of revenues, or a total payment based on 4% of net income, whichever is greater. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

      During 1998, payments based on 4% of net income resulted in an annual cash bonus payment under the ECBP of 22.8 days' pay per employee (including one day's pay during 1998 as a result of meeting corporate goals under a vendor of choice, customer satisfaction program).

Profit-Sharing Retirement Plans

     The Company has both tax-qualified and non-qualified capital
accumulation/retirement    plans   ("Profit-Sharing    Retirement
Plans"). The tax-qualified plans are available to eligible employees in the U.S. and Puerto Rico, and there are similar plans for certain of the Company's non-U.S. subsidiaries. The non-qualified plan is a supplemental plan that provides to eligible employees in the U.S. those contributions that could not be contributed to their accounts under the qualified plan because of limitations under the Code. The Profit-Sharing Retirement Plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the Company to make contributions or allocations to those funds. The Company contribution is totally discretionary and is not based on any formula. The contributions approved by the Board may vary with the financial performance of the Company, particularly the revenues and income of the Company. However, there are no corporate performance factors or other specific factors that are required to be considered by the Board in determining the contribution. Contributions made by the Company under the plans vest based on years of service. Vesting begins after three years of service in 20% annual increments until the employee is 100% vested after seven years.

     For 1998, the discretionary Company contributions (including allocation of forfeitures) to the Profit-Sharing Retirement Plans for all eligible employees, including executive officers, equaled 12.5% of eligible salary (which includes actual EBP or EOBP bonus payments as applicable). Contributions to the qualified plan are limited under the Code. Where Code limits applied, the excess, up to 12.5% of eligible salary, was allocated to the non-qualified plan for eligible employees, including executive officers.

Stock Options

      Stock options are granted by the Company to aid in the retention of employees and to align the interests of employees with those of the stockholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

      The Company has a 1984 Stock Option Plan, as amended, for use with officers and directors. The 1984 Stock Option Plan is generally used for making annual grants to officers and directors as a part of the Company's executive performance review process. Annual stock option grants for executives are a key element of market-competitive total compensation. In 1998, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee. Individual grant amounts were based on internal factors such as the size of prior grants, relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at other companies. In general, initial grants are exercisable in increments over a five-year period, and subsequent grants are first exercisable five years after the date of grant (e.g., options granted in 1998 become exercisable in 2003). The Company had a 1988 Executive Long Term Stock Option Plan ("ELTSOP"), under which the Company made additional stock option grants to key officers and other senior-level employees in recognition of their future potential in leading the corporation. The vesting schedule for these grants is generally longer than that of regular stock options, typically vesting in increments beginning four years after the grant date, with the final increment vesting eight years after the grant date. No further grants will be made under the ELTSOP, which expired in September 1998, but the Company may continue to grant options with similar terms to key officers and other senior-level employees under the 1984 Stock Option Plan. The Company also has a 1997 Stock Option Plan for use with all employees other than officers and directors. Stock options under all plans are granted at a price equal to the fair market value on the date of grant.

Company Performance and CEO Compensation

      The Company's compensation program is designed to support the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Dr. Barrett.

      Dr. Barrett does not have an employment contract. Dr. Barrett's BSBT is determined in the same manner as described above for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee considers data reflecting comparative compensation information from other companies for the prior year. In line with the Compensation Committee's general practice and discretionary authority, however, Dr. Barrett's 1998 salary and individual bonus target were not tied directly to the comparative compensation data. Upon assuming the role of CEO in May of 1998, Dr. Barrett's base salary and bonus target were set at levels which, by comparison to selected companies reflected in the market data (a majority of which companies are included in the Dow Jones Technology Index), were 49% of the average for base salary, 45% of the average for target incentive-based compensation and 47% of the average for BSBT.

     Under the EOBP, Dr. Barrett's actual bonus for 1998 (paid in
1999) was $1,698,600. This bonus, like the bonuses paid to each of the other executive officers under the EOBP, was less than the maximum bonus provided under the EOBP formula due to the Compensation Committee's exercise of its discretion to reduce the maximum bonus to the bonus derived by utilizing the EBP formula, as described above. Although Dr. Barrett's BSBT was 47% of the average total target compensation disclosed by the selected peer group, due to the high variability in the Company's total compensation program and to the Company's strong 1998 financial performance, his actual cash compensation (i.e., base salary and bonus) for 1998 was 93% of the average total actual cash compensation disclosed by the selected peer group.

      In 1998, the Compensation Committee awarded Dr. Barrett stock options to purchase 144,000 shares of stock. These options first become exercisable in 2003. Additionally, Dr. Barrett received a special stock option grant to purchase 600,000 shares of stock; these options first become exercisable between 2002 and 2005. In 1998, the Company also contributed $20,000 to Dr.
Barrett's account under the tax-qualified retirement plan and allocated $308,700 to Dr. Barrett's account under the non-qualified retirement plan, based on the Company's 1998 results. In general, Dr. Barrett's retirement plan accounts are available to Dr. Barrett only upon termination, retirement, death or disability.

      The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

Compensation Committee:

David B. Yoffie, Chairman        Arthur Rock

John P. Browne                   Jane E. Shaw

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Browne and Rock and Drs. Yoffie and Shaw served on the Compensation Committee in 1998. Mr. Rock was formerly a non-employee officer of the Company as Chairman of the Board from 1970 to 1975. Dr. Yoffie's sister-in-law is President of Research Connections, Inc., a market research company. During fiscal 1998, Intel paid Research Connections, Inc. $69,800 for market research and consulting services. Dr. Yoffie has no financial interest in Research Connections, Inc.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

      None of the Company's executive officers has employment or severance arrangements with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In November 1997, the Company loaned $1,134,000 to Sean Maloney at an interest rate of 4.1% pursuant to the Company's employee relocation program. Mr. Maloney was a Vice President of the Company at the time of the loan and became an executive officer in February 1998. This loan, which was originally due in November 1998, was extended and was paid in full in January 1999.

STOCK PRICE PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Index and the Dow Jones Technology Index for the period of five years commencing December 25, 1993 and ending December 26, 1998. The graph and table assume that $100 was invested on December 25, 1993 in each of the Company's Common Stock, the S&P 500 Index and the Dow Jones Technology Index, and that all dividends were reinvested. This data was furnished by Standard & Poor's Compustat Services, Inc. and Dow Jones and Company, Inc. Intel and the Dow Jones Technology Index are based on Intel's fiscal year. The S&P 500 Index is based on a calendar year.

     COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG INTEL,
      THE S&P 500 INDEX AND THE DOW JONES TECHNOLOGY INDEX

                [PERFORMANCE GRAPH APPEARS HERE]

                           1993  1994   1995  1996   1997   1998
                           ----  ----   ----  ----   ----   ----
Intel Corporation          $100  $103   $184  $440   $461   $815
S&P 500 Index              $100  $101   $139  $171   $229   $294
Dow Jones Technology       $100  $114   $161  $212   $246   $418
Index

EXECUTIVE COMPENSATION

      The following tables set forth the annual compensation for both individuals who served as the Company's Chief Executive Officer during 1998, and for the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, serving as executive officers at the end of 1998. Dr. Grove was Chief Executive Officer until May 1998 and was also one of the four most highly compensated executive officers at the end of 1998.



SUMMARY COMPENSATION TABLE

                                                                      Long-
                                                                      Term
                                                                     Compen-
                                                                     sation
                                      Annual Compensation           Awards(3)
                               ---------------------------------    ---------
                                                         Other
                                                         Annual    Securities     All
                                                        Compen-    Underlying    Other
Name and Principal                                       sation      Options    Compensa-
Position                Year   Salary($)   Bonus($)(1)   ($)(2)      (#)(4)    tion($)(5)
------------------      ----  ----------   ----------  ---------     -------   ----------

Craig R. Barrett        1998     454,200    1,789,800     35,500       744,000    328,700
  President and         1997     365,000    2,190,100     38,400       120,000    295,000
  Chief Executive       1996     325,000    1,971,800     34,100       192,000    261,400
  Officer

Andrew S. Grove         1998     490,000    1,926,800        ---       744,000    406,900
  Chairman of the       1997     465,000    2,790,400        ---       144,000    384,000
  Board                 1996     425,000    2,578,300        ---       288,000    347,500

Gerhard H. Parker       1998     290,000      989,700        ---        64,000    207,400
  Executive Vice        1997     275,000    1,382,300        ---       464,000    187,200
  President             1996     250,000    1,207,400        ---        96,000    159,900
  General Manager,
  New Business Group

Leslie L. Vadasz        1998     255,000      879,800        ---        36,000    173,800
  Senior Vice           1997     250,000    1,148,200        ---        36,000    166,600
  President             1996     245,000    1,070,100        ---        72,000    152,800
  Director, Corporate
  Business
  Development

Paul S. Otellini        1998     243,800      812,200        ---        64,000    176,600
  Executive Vice        1997     225,000    1,179,800        ---       464,000    161,100
  President             1996     200,000    1,050,500        ---        96,000    136,600
  General Manager,
  Intel Architecture
  Business Group

--------------

(1)   This  amount includes the bonuses paid under the  Executive
      Officer  Bonus  Plan and the Employee Cash Bonus  Plan  for
      1996, 1997 and 1998, and a one-time bonus of $1,000 per employee in 1996.

(2) Reimbursement for apartment near corporate headquarters and related taxes.

(3) The Company does not offer any restricted stock awards, stock appreciation rights or other long-term incentive programs.

(4) Indicates number of shares of Common Stock underlying options.

(5) All amounts listed in this column are composed of discretionary Company contributions made under the Company's non-qualified, defined contribution retirement plan and discretionary Company contributions of $20,000 for each of the named executives in each of the years presented to the Company's qualified, broad-based defined contribution retirement plan. These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.

OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
               ----------------------------------------------
               Number of   % of Total                                 Potential Realizable
               Securities   Options     Exercise                        Value at Assumed
               Underlying  Granted to      or                         Annual Rates of Stock
                Options    Employees   Base Price                    Price Appreciation for
                Granted    in Fiscal   ($/Share)   Expiration          option term ($)(3)
Name             (#)(1)       Year        (2)         Date              5%           10%
-----           -------      ------     -------      ------           -------      -------
C. Barrett       600,000     1.25%       $37.80     1/20/08         14,262,200     36,143,200
                 144,000     0.30%       $38.00     4/14/08          3,441,300      8,721,000

A. Grove         600,000     1.25%       $37.80     1/20/08         14,262,200     36,143,200
                 144,000     0.30%       $38.00     4/14/08          3,441,300      8,721,000

G. Parker         64,000     0.13%       $38.00     4/14/08          1,529,500      3,876,000

L. Vadasz         36,000     0.07%       $38.00     4/14/08            860,300      2,180,200

P. Otellini       64,000     0.13%       $38.00     4/14/08          1,529,500      3,876,000



--------------

(1) These options are first exercisable in 2003, except for the option for 600,000 shares granted to Dr. Grove, which is first exercisable on various dates between 1999 and 2002, and the option for 600,000 shares granted to Dr. Barrett, which is first exercisable on various dates between 2002 and 2005.

(2) Under all stock option plans, the option purchase price is equal to fair market value at the date of the grant. All of these options were granted on April 14, 1998, except for the options for 600,000 shares granted to each of Drs. Grove and Barrett on January 20, 1998.

(3) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of Intel's Common Stock appreciates from the date of grant over a period of 10 years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
                                              Number of
                                        Securities Underlying      Value of Unexercised
                                         Unexercised Options       In-the-Money Options
                                         at December 26, 1998      at December 26, 1998
                                                (#)(1)                    ($)(2)
                                              ----------                ----------
               Shares
             Acquired on     Value        Exer-       Unexer-       Exer-       Unexer-
Name         Exercise(#)  Realized($)    cisable      cisable      cisable      cisable
--------     -----------  -----------  ----------   ----------    ---------    ---------
C. Barrett    2,865,696   114,231,947   1,078,976     1,504,000   63,636,800   54,189,300
A. Grove            ---           ---     384,000     1,848,000   21,842,900   71,113,400
G. Parker       530,304    20,309,766     580,672       848,000   34,372,900   29,323,400
L. Vadasz     1,355,328    54,759,038     484,672       312,000   28,542,400   14,145,500
P. Otellini     294,416    11,385,026     752,912     1,088,000   42,314,100   42,684,500


--------------

(1) These amounts represent the total number of shares subject to stock options held by the named executives at December
     26, 1998. These options were granted on various dates during the years 1989 through 1998.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Company stock on December 24, 1998 (the last day of trading for the fiscal year ended December 26, 1998) for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $1.84 to $38.19. These stock options were granted at the fair market value of the stock on the grant date.


PENSION PLAN TABLE

                         Years of Service at Retirement (2)(3)
                        ---------------------------------------
Eligible                 15       20      25       30       35
Compensation (1)
-------------------    ------   ------  ------   ------   ------
$160,000 and above     $30,558 $40,744  $50,930  $61,116 $71,302
-------------
(1) The plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's Social Security wage base, and the value of the participant's Company contributions, plus earnings, in the Profit-Sharing Retirement Plan. If the annuity value of the profit-sharing account balance exceeds the pension guarantee, the participant will receive benefits from the Profit-Sharing Retirement Plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 1998 is $160,000, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost-of-living adjustments in accordance with Internal Revenue Code
     Section 415(d).

(2) For each of the employees named in the Summary Compensation Table set forth above, the years of credited service as of year-end 1998 under the Company's pension plan are currently as follows: Dr. Barrett (24); Dr. Grove (30); Dr. Parker (29); Mr. Vadasz (30); and Mr. Otellini (24).

(3) The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent they exceed such limitations but are not subject to reduction for Social Security benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding Common Stock on February 26, 1999 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) each director, director emeritus and named executive officer, and
(iii) all directors, directors emeriti and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.


                                                Number of
                                                Shares of
                                              Common Stock
                                              Beneficially
                                                Owned at         Percent
                                              February 26,          of
Stockholder                                       1999            Class
----------------                                --------         -------

Gordon E. Moore, Director and Chairman       177,635,795    (1)    5.3%
     Emeritus
2200 Mission College Blvd.
Santa Clara, California  95052-8119

Craig R. Barrett, Director, President          2,952,703    (2)     *
     and Chief Executive Officer

John P. Browne, Director                          20,800    (3)     *

Winston H. Chen, Director                        470,000    (4)     *

Andrew S. Grove, Director, Chairman            5,496,359    (5)     *

D. James Guzy, Director                        6,556,176    (6)     *

David S. Pottruck, Director                       84,200    (7)     *

Arthur Rock, Director                         11,037,088    (8)     *

Jane E. Shaw, Director                           318,091    (9)     *

Leslie L. Vadasz, Director and Senior          3,591,247   (10)     *
     Vice President

David B. Yoffie, Director                        193,770   (11)     *

Charles E. Young, Director                        16,800   (12)     *

Richard Hodgson, Director Emeritus               215,700            *

Sanford Kaplan, Director Emeritus                122,400   (13)     *

Max Palevsky, Director Emeritus                  708,600            *

Paul S. Otellini, Executive Vice                 852,702   (14)     *
     President

Gerhard H. Parker, Executive Vice              1,009,664   (15)     *
     President

All directors, directors emeritus and        213,884,361   (16)    6.4%
executive officers as a group
(23 individuals)



____________________

*    Less than 1%.

(1) Includes 612,400 shares held in trusts established for the benefit of Dr. Moore's spouse, as to which Dr. Moore disclaims beneficial ownership.

(2) Includes outstanding options to purchase 1,270,976 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(3) Includes outstanding options to purchase 20,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(4) Includes outstanding options to purchase 310,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(5) Includes outstanding options to purchase 732,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date. Also includes 606,800 shares owned by a private charitable foundation, as to which Dr. Grove shares asset voting and disposition authority. Dr. Grove does not have a pecuniary interest in the shares held by the foundation.

(6) Includes 6,164,640 shares held by the Arbor Company of which Mr. Guzy is a general partner. Also includes outstanding options to purchase 390,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(7) Includes 400 shares held by daughter and 1,000 shares held by son. Includes an aggregate of 12,600 shares held in three separate Annuity Trusts for the benefit of Mr. Pottruck's brother. Also includes 20,000 shares owned by three separate private charitable foundations, as to which Mr. Pottruck shares asset voting and disposition authority. Mr. Pottruck does not have a pecuniary interest in the shares held by the foundations.

(8) Includes 3,840 shares held by Mr. Rock's spouse, as to which Mr. Rock disclaims any beneficial interest and as to which he has no voting or disposition authority. Also includes outstanding options to purchase 390,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(9) Includes outstanding options to purchase 302,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(10) Includes outstanding options to purchase 580,672 shares, which were exercisable as of February 26, 1999, or within 60 days from such date. Also includes 222,800 shares owned by a private charitable foundation, as to which Mr. Vadasz shares asset voting and disposition authority. Mr. Vadasz does not have a pecuniary interest in the shares held by the foundation.

(11) Includes outstanding options to purchase 190,000 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(12) Includes outstanding options to purchase 15,000 shares, which were exercisable as of February 26, 1999, or within 60 days of such date.

(13) Includes 40,000 shares held by a family limited partnership of which Mr. Kaplan is a partner.

(14) Includes outstanding options to purchase 738,704 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(15) Includes outstanding options to purchase 556,672 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

(16) Includes outstanding options to purchase 7,031,416 shares, which were exercisable as of February 26, 1999, or within 60 days from such date.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

      Ernst & Young LLP have been the Company's independent auditors since its incorporation in 1968 and, at the recommendation of the Audit & Finance Committee of the Board, have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending December 25, 1999. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

      Audit services of Ernst & Young LLP for 1998 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

      The Audit & Finance Committee of the Company meets twice a year with Ernst & Young LLP and, on an annual basis, reviews both audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are approved by the Audit & Finance Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the current year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

OTHER MATTERS

      Section  16(a)  Beneficial Ownership Reporting  Compliance.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal 1998, all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with, except that Paul Otellini and Arvind Sodhani, officers of the Company, each filed one late report of a transaction.

      2000 Stockholder Proposals or Nominations. From time to time, stockholders of the Company submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 2000 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 8, 1999. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company's Proxy Statement.

      Alternatively, under the Company's Bylaws, a proposal or nomination that the stockholder does not seek to include in the Company's Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary of the Company for the 2000 Annual Meeting of Stockholders not less than 45 days nor more than 120 days prior to the date on which the Company first mailed its proxy materials for the 1999 Annual Meeting, unless the date of the 2000 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 1999 Annual Meeting. For the Company's 2000 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than December 8, 1999 and no later than February 21, 2000. If the date of the 2000 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 1999 Annual Meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2000 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting of Stockholders. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119 to make any submission or to obtain additional information as to the proper form and content of submissions.

     Financial Statements. The Company's financial statements for the year ended December 26, 1998 are included in the Company's 1998 Annual Report to Stockholders ("Annual Report"). Copies of the Annual Report are being sent to the Company's stockholders concurrently with the mailing of this Proxy Statement. Stockholders directly registered by name on the books of Harris Trust and Savings Bank or holding shares in nominee name through certain brokers and banks have in earlier mailings been offered the opportunity to obtain this Proxy Statement and the Annual Report by accessing it in electronic form on the Company's Internet Web site instead of receiving paper copies. If you have not received or had access to the Annual Report, please notify the Secretary of the Company, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119, and a copy will be sent to you. The Company's Annual Report and this Proxy Statement are available on Intel's Investor Relations Web site (www.intc.com).

      Other Matters. At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

      Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained D. F. King & Co., Inc. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

VOTING VIA THE INTERNET OR BY TELEPHONE

---------------------------------------------------------------
If you hold your shares            If you hold your shares in
directly registered in your        an account with a broker or
name with Harris Bank:             bank that participates in
                                   the ADP Investor
                                   Communication Services
                                   program:
---------------------------------------------------------------
To vote by phone (within the        To vote by phone: your
U.S. and Canada only, toll-         voting form from your
free): (888) 266-6795               broker or bank will show
 To vote via the Internet:          the telephone number to
 www.harrisbank.com/wproxy          call.
                                    To vote via the Internet:
                                    www.proxyvote.com
---------------------------------------------------------------

       For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Harris Bank may vote those shares telephonically by calling Harris Bank at (888) 266-6795 (within the U.S. and Canada only, toll-free), or via the Internet at Harris Bank's voting Web site (www.harrisbank.com/wproxy).

      For Shares Registered in the Name of a Broker or Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Harris Bank for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

     General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Central Daylight Time, on May 18, 1999. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the Internet voting procedures that have been made available through Harris Bank are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                            By Order of the Board of Directors

                            /s/F. Thomas Dunlap, Jr.
                        By: F. THOMAS DUNLAP, JR., Secretary

Santa Clara, California
Dated:  April 6, 1999

                 COMMUNICATING WITH THE COMPANY

      We have from time to time received calls from stockholders inquiring about the available means of communication with the Company. We thought that it would be helpful to describe these arrangements, which are available for your use.

- If you would like to receive information about Intel, you may use one of these convenient methods:

      1. To have information such as the Company's latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, please call the transfer agent, Harris Trust and Savings Bank, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5125 (outside the U.S. and Canada, call collect).

      2. To listen to a recording of our most recent Quarterly Earnings Release or to reach a Stockholder Services representative, please call (800) 298-0146 (within the U.S. and Canada) or (312) 360-5125 (outside the U.S. and Canada, call collect).

      3. To view Intel's home page on the Internet, visit Intel's main Web site (www.intel.com). Intel's home page gives you access to product, marketing and financial data; an on-line version of this Proxy Statement and Intel's Annual Report to Stockholders; and job listings.

- If you would like to write to us, please send your correspondence to the following address:

      Intel Corporation
      2200 Mission College Blvd.
      Santa Clara, CA  95052-8119 USA
      Attn:  Investor Relations, RN5-24

As a stockholder, you will continue to receive the Annual Report and Proxy Statement either by mail or via the Internet if you choose that option.

       BACK COVER

[MAP  INDICATING  THE  LOCATION OF THE 1999  SHAREHOLDER  MEETING
APPEARS HERE]

Directions

The Santa Clara Convention Center is located at the corner of Great America Parkway and Tasman Drive. There is parking in front of the building and a large parking garage behind the Center. There is NO CHARGE for parking.

From San Francisco
------------------
Take  101 South to the Great America Parkway exit. Go East  onto
Great  America Parkway (a left turn). Follow for 1 1/2 miles  to
Tasman Drive. Turn right onto Tasman Drive, and the Center will be on your left.

From Oakland
------------
Take 880 South to 237 West. Turn left at the Great America Parkway Exit. Follow for about 3/4 mile. Turn left onto Bunker Hill Drive (the Westin Hotel will be on your left). This will bring you directly into the parking garage for the Center and hotel.

From San Jose/Monterey/Morgan Hill
----------------------------------
Take  101 North to the Great America Parkway Exit.  Go East onto
Great America Parkway (a Right turn).  Follow for 1 1/2 miles to
Tasman Drive. Turn Right onto Tasman Drive and the Center will be on your left.

From Sacramento/Walnut Creek/Dublin
-----------------------------------
Take 680 South to Calaveras Highway/237 West. See directions from Oakland (237 West).

From Santa Cruz/Los Gatos
-------------------------
Take 880 North to 101 North.  See directions from San Jose.


               please mark vote in oval in the following manner using dark ink only   [ ]


-----------------------------------
The Board of Directors recommends a  For    With-   For All
vote FOR proposals 1 and 2.          All    hold    Except                        For  Against  Abstain
-----------------------------------

1.Election of Director nominees        [ ]     [ ]      [ ]    2.Ratification of    [ ]    [ ]      [ ]
  listed below                                                   Ernst & Young, LLP
01 C. Barrett  02 J. Browne   03 W. Chen                         as Independent
04 A. Grove    05 J. Guzy     06 G. Moore                        Auditors
07 D. Pottruck 08 J. Shaw     09 L. Vadasz
10 D. Yoffie   11 C. Young

------------------------------------------                   Mark here if you plan [ ]
Except Nominee(s) written above                              to attend the Annual
                                                             Meeting in person.

                                                                            NOTE:   Please sign  exactly
                                                                            as   name  appears  on  this
                                                                            Proxy.   Joint  owners  must
                                                                            each    sign.     Attorneys,
                                                                            executors,   administrators,
                                                                            trustees     or    guardians
                                                                            signing  in a representative
                                                                            capacity   must  give   full
                                                                            title.
The  number of shares shown on this proxy
has  not  been adjusted for  the  2-for-1
stock  split  in the form  of  a  special   Signature:__________________________       Date:_________
stock distribution which was declared  by
Intel  Corporation payable on  April  11,   Signature:__________________________       Date:_________
1999   to   stockholders  of  record   on
March 23, 1999.

[ ] Mark here for address change and note on reverse side.

                                          FOLD AND DETACH HERE
Control Number                    YOU CAN VOTE BY TELEPHONE OR INTERNET!                 [INTEL LOGO]
                               AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you vote.


                                TO VOTE BY PHONE

                        (within the U.S. and Canada only)

o    Call  toll  free 1-888-266-6795 from a touch tone telephone.  There  is  NO
     CHARGE for this call.

o    Enter the six-digit Control Number located above.

     Option 1: If you choose to vote as the Board of Directors recommends on ALL proposals, press 1. When asked, please confirm your vote by pressing 1 again.

     Option 2: If you choose to vote on EACH proposal SEPARATELY, press 0 and follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.


                             TO VOTE ON THE INTERNET
o    Go to the following website:  www.harrisbank.com/wproxy

o Enter the information requested on your computer screen, including your six-digit Control Number located above, then follow the voting instructions on the screen.



   If you vote by telephone or the Internet, DO NOT mail back this proxy card.
    Proxies submitted by telephone or the Internet must be received by 12:00 midnight,
                     Central Daylight Time, on May 18, 1999.

                              THANK YOU FOR VOTING!



PROXY                                                                                             PROXY
                                           INTEL CORPORATION
                    2200 Mission College Blvd., Santa Clara, California 95052-8119
                Proxy Solicited by Board of Directors for Annual Meeting - May 20, 1998
ANDREW  S.  GROVE, CRAIG R. BARRETT and F. THOMAS DUNLAP, JR., or any of them, each with the  power  of substitution, are hereby authorized to represent and vote the shares of the undersigned, with  all  the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of  Intel  Corporation  to  be  held on Wednesday, May 19, 1999 or at any postponement  or  adjournment thereof.
Shares  represented by this proxy will be voted as directed by the stockholder.  If no such  directions are indicated, the Proxies will have authority to vote FOR Item 1 (the election of directors), FOR Item
2  (ratification  of the appointment of independent auditors).  In their discretion,  the  Proxies  are authorized to vote upon such other business as may properly come before the meeting.

                                                                    IF VOTING BY PAPER,
New Address:   ______________________________                PLEASE MARK, SIGN, DATE AND MAIL
               ______________________________                 THIS PROXY CARD PROMPTLY, USING
               ______________________________                      THE ENCLOSED ENVELOPE
                                                       (Continued and to be signed on reverse side.)
                                                                       SEE REVERSE SIDE
[INTEL LOGO]

                         Annual Meeting of Stockholders
                                Intel Corporation
                May 19, 1999 - 10:00 a.m. (Pacific Daylight Time)




                          Santa Clara Convention Center
                           5001 Great America Parkway
                             Santa Clara, California


   [MAP INDICATING THE LOCATION OF THE 1999 SHAREHOLDER MEETING APPEARS HERE]


